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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                      65-0461729
  (State of incorporation or organization)          I.R.S. Employer Identification No.
  4651 SHERIDAN STREET, HOLLYWOOD, FLORIDA                         33021
  (Address of principal executive offices)                       Zip Code

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                                     NAME OF EACH EXCHANGE ON
TO BE SO REGISTERED                                     WHICH EACH CLASS IS TO BE REGISTERED
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
11% Mortgage Notes due 2003 issued by                   American Stock Exchange
Resorts International Hotel Financing, Inc. and
guaranteed by Resorts International Hotel, Inc.

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. /X/

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

    None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED

    The information called for by this item is incorporated by reference to the information set forth under the caption "Description of New RIHF Mortgage Notes" in Amendment No. 3 to the Registration Statement on Form S-4 (Registration No.
33-50733) filed on February 1, 1994 with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

ITEM 2. EXHIBITS

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
Exhibit 1  Form of Indenture among Resorts International Hotel Financing, Inc., as issuer, Resorts International Hotel, Inc., as guarantor, and State
           Street Bank and Trust Company of Connecticut National Association, as
           trustee, with respect to the 11% Mortgage Notes due 2003
           (Incorporated by reference to Exhibit 4.04 to the Registrant's
           Registration Statement on Form S-4 (Registration No. 33-50733)).

Exhibit 2  Form of 11% Mortgage Note due 2003 (included in Exhibit 1).

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                RESORTS INTERNATIONAL HOTEL FINANCING, INC.

Dated: December 16, 1996        By:  /s/ MATTHEW B. KEARNEY
                                     ------------------------------------------
                                     Name: Matthew B. Kearney
                                     Title: President

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